Exhibit 99.1

PRESS RELEASE

ROYALTY PHARMA HIGHLIGHTS ACCOMPLISHMENTS AND PROVIDES BUSINESS UPDATE AT 40TH ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

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2021 Net cash provided by operating activities (GAAP) expected to be in the range of $2,010 to $2,030 million; 2021 Adjusted Cash Receipts (non-GAAP) expected to be at high end of guidance range of $2,110 to $2,130 million

•	20 therapies added to portfolio in 2020-2021; 9 are currently or projected to be blockbusters

•	Announced transactions of $5.5 billion from 2020-2021 expected to add >$750 million to Adjusted Cash Receipts (non-GAAP) in 2025

NEW YORK, NY, January 10, 2022 - Royalty Pharma plc (Nasdaq: RPRX) today provided an update on its business performance, including recent key accomplishments and the full-year 2021 outlook for Net cash provided by operating activities (a GAAP financial measure) and Adjusted Cash Receipts (a non- GAAP financial measure). Pablo Legorreta, Royalty Pharma’s founder and Chief Executive Officer, will discuss these updates today as part of a webcast presentation at the 40th Annual J.P. Morgan Healthcare Conference to be held virtually at 8:15 a.m. Eastern Time.

“I am very pleased with the performance of Royalty Pharma in 2021,” said Pablo Legorreta. “We strengthened our longstanding leadership position, delivered impressive financial results and deployed substantial capital on new royalty transactions which will help drive future growth. Given the extraordinary pace of medical advances and our unique role at the heart of funding life science innovation, I am confident that we will deliver attractive, compounding growth in the coming years.”

Strong 2021 Financial Performance

Based on preliminary unaudited fourth quarter 2021 results, Royalty Pharma expects Net cash provided by operating activities (GAAP) to be in the range of $2,010 to $2,030 million for full-year 2021. Additionally, Royalty Pharma now expects to deliver Adjusted Cash Receipts(1) (non-GAAP financial measure) for full-year 2021 at the high end of its guidance range of $2,110 to $2,130 million, which represents growth of 18% year-over-year. This strong double-digit growth in Adjusted Cash Receipts was achieved despite a significant decline in royalties from the HIV franchise, which was the company’s fourth largest royalty in 2020.

Royalty Pharma also enhanced its balance sheet in 2021 through an innovative $1.3 billion debt financing, which included its first-ever social bond.

Royalty Pharma’s preliminary unaudited fourth quarter 2021 results provided in this press release are subject to change in connection with the completion of the company’s final closing procedures, final adjustments and other developments that may arise in the course of the preparation or audit of its financial statements. Royalty Pharma’s management will host a conference call to discuss the company’s fourth quarter and full year 2021 results in the coming weeks.

PRESS RELEASE

Strong Capital Deployment Added Innovative Therapies, Enhancing Long-term Growth

Royalty Pharma has previously disclosed that it expects to deploy approximately $7 billion in capital on new royalty transactions over the period 2020 to 2025. Given the rapid pace of life science innovation – and the accompanying demands for capital from the biopharma industry – the company is tracking well ahead of its plan. From 2020 to 2021, Royalty Pharma has announced transactions of $5.5 billion, including $3.0 billion in 2021.

In total, through these transactions, 20 therapies have been added to Royalty Pharma’s portfolio (of which nine are either currently or projected to be blockbusters that generate annual sales of $1 billion or more based on consensus estimates). These new medicines are expected to make a significant contribution to the company’s financial performance in the coming years. In aggregate, based on consensus sales forecasts, these investments are estimated to add more than $750 million to Royalty Pharma’s annual Adjusted Cash Receipts in 2025 with potential upside from development-stage therapies.

Webcast of J.P. Morgan Healthcare Conference

Royalty Pharma will present at the 40th Annual J.P. Morgan Healthcare Conference at 8:15 a.m. ET today. The webcast will be accessible from Royalty Pharma’s “Events” page at https://www.royaltypharma.com/investors/news-and-events/events. The webcast will also be archived for a minimum of thirty days.

About Royalty Pharma

Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and not-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. Royalty Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly - directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty Pharma’s current portfolio includes royalties on more than 40 commercial products, including AbbVie and Johnson & Johnson’s Imbruvica, Johnson & Johnson’s Tremfya, Astellas’ and Pfizer’s Xtandi, Biogen’s Tysabri, Gilead’s Trodelvy, Merck’s Januvia, Novartis’ Promacta, Vertex’s Kalydeco, Orkambi, Symdeko and Trikafta, and ten development-stage product candidates.

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

PRESS RELEASE

This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of our strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. The company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the company’s own internal estimates and research. While the company believes these third-party sources to be reliable as of the date of this document, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this document involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the company believes its own internal research is reliable, such research has not been verified by any independent source.

For further information, please reference our reports and documents filed with the U.S. Securities and Exchange Commission (SEC). You may get these documents by visiting EDGAR on the SEC website at www.sec.gov.

Use of Non-GAAP Measures

Adjusted Cash Receipts, Adjusted EBITDA and Adjusted Cash Flow are non-GAAP measures presented as supplemental measures to Royalty Pharma’s GAAP financial performance. These non-GAAP financial measures exclude the impact of certain items and therefore have not been calculated in accordance with GAAP. In each case, because operating performance is a function of liquidity, the non-GAAP measures used by management are presented and defined as supplemental liquidity measures. Royalty Pharma cautions readers that amounts presented in accordance with the definitions of Adjusted Cash Receipts, Adjusted EBITDA and Adjusted Cash Flow may not be the same as similar measures used by other companies. Not all companies and analysts calculate the non-GAAP measures Royalty Pharma uses in the same manner. Royalty Pharma compensates for these limitations by using non-GAAP financial measures as supplements to GAAP financial measures and by presenting the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures, in each case being net cash provided by operating activities. Royalty Pharma believes that Adjusted Cash Receipts and Adjusted Cash Flow provide meaningful information about its operating performance because the business is heavily reliant on its ability to generate consistent cash flows and these measures reflect the core cash collections and cash charges comprising its operating results. Management strongly believes that Royalty Pharma’s significant operating cash flow is one of the attributes that attracts potential investors to its business.

PRESS RELEASE

In addition, Royalty Pharma believes that Adjusted Cash Receipts and Adjusted Cash Flow help identify underlying trends in the business and permit investors to more fully understand how management assesses the performance of the company, including planning and forecasting for future periods. Adjusted Cash Receipts and Adjusted Cash Flow are used by management as key liquidity measures in the evaluation of the company’s ability to generate cash from operations. Both measures are an indication of the strength of the company and the performance of the business. Management uses Adjusted Cash Receipts and Adjusted Cash Flow when considering available cash, including for decision-making purposes related to funding of acquisitions, voluntary debt repayments, dividends and other discretionary investments. Further, these non-GAAP financial measures help management, the audit committee and investors evaluate the company’s ability to generate liquidity from operating activities. Management believes that Adjusted EBITDA is an important non-GAAP measure in analyzing liquidity and is a key component of certain material covenants contained within the company’s Credit Agreement. Noncompliance with the interest coverage ratio and leverage ratio covenants under the credit agreement could result in lenders requiring the company to immediately repay all amounts borrowed. If Royalty Pharma cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the assessment of Royalty Pharma’s liquidity.

Management uses Adjusted Cash Flow to evaluate its ability to generate cash and performance of the business and to evaluate the company’s performance as compared to its peer group. Management also uses Adjusted Cash Flow to compare its performance against non-GAAP adjusted net income measures used by many companies in the biopharmaceutical industry, even though each company may customize its own calculation and therefore one company’s metric may not be directly comparable to another’s. Royalty Pharma believes that non-GAAP financial measures, including Adjusted Cash Flow, are frequently used by securities analysts, investors and other interested parties to evaluate companies in Royalty Pharma’s industry.

The non-GAAP financial measures used in this press release have limitations as analytical tools, and you should not consider them in isolation or as a substitute for the analysis of Royalty Pharma’s results as reported under GAAP. The company has provided a reconciliation of Adjusted Cash Receipts as used in this press release at Table 1.

Royalty Pharma Investor Relations and Communications

+1 (212) 883-6772

ir@royaltypharma.com

PRESS RELEASE

Table 1 – GAAP to Non-GAAP Reconciliation (unaudited)

($ in millions)	Full-year 2021
Net cash provided by operating activities (GAAP)	$ 2,010 – 2,030
Adjustments:
Proceeds from available for sale debt securities(2)(4)	60 – 65
Distributions from non-consolidated affiliates – investing (2)	0 – 1
Interest paid, net(2)	125 – 130
Ongoing development-stage funding payments(3)	6 – 7
Upfront development-stage funding payments(3)	190 – 195
Payments for operating and professional costs	180 – 190
Termination payments on derivative instruments	15 – 17
Distributions to non-controlling interest(2)	(475 – 485)
Adjusted Cash Receipts(1) (non-GAAP)	$2,110 – 2,130
Amounts may not add due to ranges presented by line item

Notes

(1) Adjusted Cash Receipts is a measure calculated with inputs directly from the Statement of Cash Flows and includes (1) Royalty Receipts: (i) Cash collections from royalty assets (financial assets and intangible assets), (ii) Other royalty cash collections, (iii) Distributions from non-consolidated affiliates, plus (2) Proceeds from available for sale debt securities, and less (3) Distributions to non-controlling interest, which represents distributions to our historical non-controlling interest attributable to a de minimis interest in RPCT held by certain legacy investors and to non-controlling interest that was created as a result of the Exchange Offer Transactions in February 2020 related to the Legacy Investors Partnerships’ ownership of approximately

18% in Old RPI. See our Annual Report on Form 10-K filed with the SEC on February 24, 2021 for additional discussion.

(2) The table below shows the line item for each adjustment and the direct location for such line item on the Statement of Cash Flows.

Reconciling adjustment	Statement of Cash Flows classification
Proceeds from available for sale debt securities	Investing activities
Distributions to non-controlling interest	Financing activities
Interest paid, net	Operating activities (Interest paid less Interest received)
Distributions from non-consolidated affiliates – investing	Investing activities

(3) Our lenders consider all payments made to support R&D activities for products undergoing late-stage development similar to asset acquisitions as these funds are expected to generate operational returns in the future. All ongoing and upfront development-stage funding payments are reported in R&D funding expense in net income and are added back in aggregate to Net cash provided by operating activities to arrive at Adjusted EBITDA. As a result, Adjusted EBITDA captures the full add-back for R&D funding payments while Adjusted Cash Flow only reflects the add-back for the upfront portion of development-stage funding payments due to the fact that ongoing development-stage funding payments are considered an ongoing business expense.

(4) Receipts from the redemption of Royalty Pharma’s Series A Biohaven Preferred Shares are presented as Proceeds from available for sale debt securities on the Statement of Cash Flows.